SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

ARBITRON INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholder:

      On behalf of the Board of Directors of Arbitron Inc., I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Ritz-Carlton Battery Park, 2 West Street, New York, New York, on Tuesday, May 20, 2003, at 9:00 A.M. local time.

      The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow include information about the proposal recommended by Arbitron’s Board of Directors to elect eight (8) individuals to serve as directors of Arbitron.

      Our Board of Directors believes that a favorable vote for these directors at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote FOR the election of these directors. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

      It is important that your shares be represented at the meeting. Please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting.

      We look forward to seeing you at the meeting.

Sincerely,

STEPHEN B. MORRIS
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2003

Date:	Tuesday, May 20, 2003

Time:	9:00 A.M. local time

Place:	Ritz-Carlton Battery Park, 2 West Street, New York, New York 10004

Purpose:	1. To elect eight (8) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

2. To transact such other business as may properly come before the meeting.

Record Date:	Holders of Arbitron Inc. common stock of record at the close of business on April 10, 2003, are entitled to vote at the meeting.

      Stockholders are entitled to one vote for each share held of record on the record date listed above. The Proxy Statement and the accompanying proxy card will be first mailed to stockholders on or about April 18, 2003.

      It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement. We appreciate your cooperation.

By Order of the Board of Directors

Dolores L. Cody
Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

April 18, 2003

ARBITRON INC.

142 West 57th Street
New York, New York 10019
April 18, 2003

PROXY STATEMENT

       We will begin mailing this proxy statement to our stockholders on or about April 18, 2003.

      We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2003 annual meeting of stockholders to be held on Tuesday, May 20, 2003, at 9:00 A.M. local time at the Ritz-Carlton Battery Park, 2 West Street, New York, New York 10004.

Who Can Vote

      If you held any of our common stock at the close of business on April 10, 2003, you will be entitled to notice of and to vote at our 2003 annual meeting. On that date, we had 29,725,177 shares of outstanding common stock.

Quorum

      The presence of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “withhold authority” on the election of directors will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the election of directors. Shares represented by a proxy as to which there is a “broker nonvote” will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote. A broker nonvote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

      Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting.

      The eight director nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions.

Voting by Participants in Arbitron Benefit Plans

      If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

      If you hold your shares in your own name as a holder of record, you can simplify your voting by voting via the Internet or calling the toll-free number listed on the enclosed proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right of the proxy card, is designated to verify your identity and to allow you to vote your shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. If instead you choose to vote by mail, please mark the proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on the proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposal and the position of the Board of Directors in the proxy statement prior to making your vote. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If your proxy card is signed and returned without specifying a vote on the election of directors, the proxy representing your common stock will be voted in favor of the proposed director nominees.

      If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing the procedure for voting your shares.

Other Business

      No other matters are to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

      It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

      If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the annual meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

Explanatory Note Regarding Ceridian Corporation

      Arbitron Inc. was formerly known as Ceridian Corporation (“Ceridian”). Prior to the close of trading on March 30, 2001, Ceridian was a publicly traded company, the principal lines of business of which were the human resource service businesses, the Comdata business, which provided transaction processing and regulatory compliance services for the transportation industry, and the media information business.

      On March 30, 2001, Ceridian completed a reverse spin-off, which we refer to as the “spin-off.” In connection with the spin-off, the assets and liabilities associated with the human resource service businesses and Comdata subsidiaries were transferred to a newly formed company named “New Ceridian.” The media information business stayed with Ceridian. Ceridian then distributed the stock of New Ceridian to all of Ceridian’s existing stockholders. As a result, New Ceridian is now a separate publicly traded corporation. In connection with the spin-off, Ceridian changed its name to Arbitron Inc. and effected a one-for-five reverse stock split, and New Ceridian changed its name to Ceridian Corporation. Because of the relative significance of the businesses transferred to New Ceridian, New Ceridian was considered the accounting successor to Ceridian for financial reporting purposes.

      There is certain information that is required to be disclosed in proxy statements that generally relates to a company’s three prior years, such as information relating to executive compensation. Because the spin-off occurred on March 30, 2001, some of this information technically would apply to Ceridian rather than Arbitron. Therefore, in some cases where information about Arbitron does not exist (e.g., executive compensation), we have used information about Ceridian.

You should rely only on the information provided in this proxy statement. We have authorized no one to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

ELECTION OF DIRECTORS

(Proposal 1)

      Our business is managed under the direction of the Board of Directors. Our bylaws provide that our Board determines the number of directors, which is currently set at eight. Our Board of Directors has designated as nominees for director all eight of the directors presently serving on the Board.

      The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than eight people. Our Board has no reason to believe any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as results from a director’s inability or unavailability to serve. Each person elected will hold office until the 2004 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

      The following is biographical information concerning the eight nominees for election as directors of Arbitron:

Nominees for Election of Directors

Erica Farber, age 50

•	Director of Arbitron since March 30, 2001

•	Publisher and Chief Executive Officer of Radio and Records, Inc. since 1996

•	Chief Operating Officer of Radio and Records, Inc. from 1994 to 1996

Kenneth F. Gorman, age 63

•	Director of Arbitron since March 30, 2001

•	Principal and Co-Owner of Apollo Partners LLC since 1987

•	Also is a director of Doane Agricultural Service, a multimedia provider of information, advice and business solutions to agriculture; chairman of IDC, a service company in the entertainment/media industry; and a director of the Tennis Channel, a new start-up cable network

Philip Guarascio, age 61

•	Director of Arbitron since March 30, 2001

•	Chairman and Chief Executive Officer of PG Ventures LLC since May 2000

•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing from July 1994 to May 2000

•	Also is a director and nonexecutive Chairman of AdSpace, an Internet company that provides advertising space for a variety of advertising venues; a director of IAG, Inc., an independent advisers group; a director of AGT (Applied Graphics Technology), a digital-content management and printing company; and a marketing adviser for the National Football League

Larry E. Kittelberger, age 54

•	Director of Arbitron since March 30, 2001

•	Senior Vice President, Administration, and Chief Information Officer of Honeywell International Inc. since August 2001

•	Senior Vice President and Chief Information Officer of Lucent Technologies, Inc. from December 1999 to August 2001

•	Senior Vice President and Chief Information Officer of Allied Signal, Inc. from 1995 to December 1999

•	Also is a director of Commonwealth Industries, Inc., a manufacturer of common alloy aluminum sheet from recycled aluminum and aluminum and nonmetallic wiring products

Stephen B. Morris, age 59

•	Director of Arbitron since March 30, 2001

•	President and Chief Executive Officer of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996

•	Also is a director of the John B. Stetson Company, the licensor of the Stetson trademark

Luis G. Nogales, age 59

•	Director of Arbitron since March 30, 2001

•	Senior Adviser to Private Equity Group of Deutsche Bank since 1999

•	Managing Partner, Nogales Investors LLC, a private equity investment firm

•	Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997

•	Also is a director of KB Home, one of America’s largest homebuilders; a director of Edison International, an international electric power generator, distributor and structured finance provider; Kaufman & Broad, SA, France, a home and office development company; and a director of Income Fund of America and American Balance Fund, both public mutual funds managed by the Capital Group

Lawrence Perlman, age 65

•	Director of Arbitron since March 30, 2001

•	Chairman and Acting Chief Executive Officer of Xiotech Corporation from August 2001 to February 2002

•	Consultant to Ceridian Corporation from May 2000 to December 2000

•	Chairman of Ceridian Corporation from November 1992 to April 2000

•	Chief Executive Officer of Ceridian Corporation from 1990 to December 1999

•	Also is a director of Carlson Companies, Inc., a global leader in corporate solutions and consumer services in the marketing, travel and hospitality industries and a director of The Valspar Corporation, a paint and coatings company

Richard A. Post, age 44

•	Director of Arbitron since March 30, 2001

•	Managing Partner of LoneTree Capital Partners since July 2000

•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc. from June 1998 to July 2000; President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc.

•	Chief Financial Officer of U.S. West Media from December 1996 to June 1998

•	President, Corporate Development of U.S. West, Inc. from June 1996 to December 1996

•	Vice President, Corporate Development of U.S. West Media from January 1996 to June 1996

•	President, U.S. West Capital Assets from July 1993 to June 1998

•	Also is a director of Autobytel, Inc., an Internet company that researches, prices and compares automobiles

Meetings of the Board of Directors and Committees of the Board

      The Arbitron Board of Directors held five meetings in 2002, including by telephone conference, and acted by unanimous written consent three times in 2002. Each Arbitron director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served held during the period that they served on the Board of Directors or such committees.

      Arbitron’s Board of Directors maintains five committees:

•	Executive

•	Audit

•	Compensation and Human Resources

•	Nominating and Board Governance

•	Technology Strategy

      Membership on the Audit Committee and Compensation and Human Resources Committee is limited to directors who are not current employees of Arbitron.

Executive Committee

      The following directors serve on the Executive Committee:

Lawrence Perlman, Chair

Kenneth F. Gorman
Stephen B. Morris

      The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee will be reported to and ratified by Arbitron’s Board of Directors. The Executive Committee did not meet in 2002.

Audit Committee

      The following directors serve on the Audit Committee:

Kenneth F. Gorman, Chair

Larry E. Kittelberger
Richard A. Post

      Each of the members of the Audit Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The Audit Committee:

•	retains Arbitron’s independent auditors and preapproves any audit and nonaudit services to be provided by the independent auditors;

•	monitors the independence, qualifications and performance of the independent auditors;

•	monitors the integrity of Arbitron’s financial reporting process and systems of internal controls regarding finance and accounting;

•	provides an avenue of communication among the independent auditors, management, the internal auditing function and the Board; and

•	establishes procedures for receipt, retention and resolution of complaints concerning internal controls, auditing and accounting matters.

      The Audit Committee held nine meetings in 2002, including by telephone conference.

Compensation and Human Resources Committee

      The following directors serve on the Compensation and Human Resources Committee:

Erica Farber, Chair

Philip Guarascio
Luis G. Nogales

      The Compensation and Human Resources Committee:

•	determines compensation policies, practices and structures for Arbitron’s key employees;

•	approves the compensation and benefits of Arbitron’s executive officers, including the chief executive officer;

•	reviews the process of managing executive succession, diversity and development; and

•	assesses the adequacy of Arbitron’s human resource policies and principles.

      The Compensation and Human Resources Committee held two meetings in 2002.

Nominating and Board Governance Committee

      The following directors serve on the Nominating and Board Governance Committee:

Lawrence Perlman, Chair

Erica Farber
Kenneth F. Gorman
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales
Richard A. Post

      The Nominating and Board Governance Committee:

•	reviews the composition, organization and governance of the Board and its committees and recommends to the Board the adoption of relevant policies;

•	recommends to the Board compensation for nonemployee directors;

•	considers all nominees, including those recommended by stockholders, for Board membership; and

•	conducts evaluations of the performance of the Board.

      The Nominating and Board Governance Committee met four times in 2002.

      The Nominating and Board Governance Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws.

Technology Strategy Committee

      The following directors serve on the Technology Strategy Committee:

Larry E. Kittelberger, Chair

Stephen B. Morris
Luis G. Nogales
Richard A. Post

      The Technology Strategy Committee:

•	reviews risks, opportunities and priorities as they pertain to Arbitron’s existing technology and strategies for the future;

•	assesses the Company’s capabilities to execute against its agreed priorities; and

•	makes recommendations, as appropriate, to the Chief Executive Officer and the Board of Directors.

      The Technology Strategy Committee met two times in 2002.

Director Compensation

      Each director who is not also an employee of Arbitron or its subsidiaries is paid an annual retainer fee of $20,000, which is paid in quarterly installments. Nonemployee chairs of the Compensation and Human Resources Committee, Audit Committee and Executive Committee are paid a supplemental annual cash payment of $5,000. For each Board meeting attended, participating nonemployee directors receive $1,200. For each committee meeting attended, participating nonemployee directors receive $1,200. For each telephonic Board meeting, participating nonemployee directors receive $500.

      Each newly elected nonemployee director will receive a one-time grant of an option to purchase 15,000 shares of Arbitron common stock. These options will become exercisable in three equal installments of 5,000 shares over a three-year period and will expire 10 years from their date of grant. Beginning the year after initial election to the Board of Directors, each nonemployee director will also receive an annual grant of an option to purchase 7,000 shares of Arbitron common stock on the date of the annual meeting of stockholders. The exercise price per share of each option granted will be 100% of the fair market value of the underlying Arbitron common stock on the date the option is granted. The options will become exercisable in full six months after their date of grant and will expire 10 years from their date of grant. The chairman of the Board of Directors will also receive an annual stock option grant of 10,000 shares in addition to the initial and annual option grants discussed above. These options will become exercisable in full after six months and will expire 10 years from the date of grant.

      Arbitron has adopted a Nonemployee Director Incentive Program, as a component of Arbitron’s 1999 Stock Incentive Plan, which permits nonemployee directors to receive, at their discretion, stock options in lieu of their annual cash retainers and meeting fees. A director who elects to receive options receives a number of options based on a calculation approved by the Board of Directors. The calculation to determine the number of option shares is to divide the cash fees earned in the quarter by the closing price of Arbitron stock on the date of the grant, which is the first trading day of the next quarter. This amount is then multiplied by four to arrive at the number of option shares granted.

      Directors who are also employees of Arbitron are not separately compensated for their service as directors.

Vote Required

      The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the eight individuals with the highest number of affirmative votes will be elected to the eight directorships. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

      Information concerning the persons who serve as Arbitron’s executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name. The executive officers serve at the discretion of Arbitron’s Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. Arbitron’s Board of Directors may elect additional executive officers from time to time.

Stephen B. Morris, age 59, President and Chief Executive Officer

•	Director of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996

Pierre C. Bouvard, age 41, President of International/ New Ventures

•	President of Webcast Services and New Ventures from March 30, 2001 to June 2002

•	President of Webcast Services group for Ceridian Corporation’s Arbitron division from October 2000 to March 29, 2001

•	Executive Vice President of Worldwide Media Information Services of Ceridian Corporation’s Arbitron division from September 1999 to October 2000

•	Executive Vice President of Radio and Internet Services of Ceridian Corporation’s Arbitron division from February 1999 to September 1999

•	Vice President and General Manager of Arbitron Radio of Ceridian Corporation’s Arbitron division from January 1995 to February 1999

Owen Charlebois, age 50, President of U.S. Media Services

•	President of U.S. Media Services group for Ceridian Corporation’s Arbitron division from January 2001 to March 29, 2001

•	President and Chief Executive Officer of the BBM Bureau of Measurement from 1990 to December 2000

Dolores L. Cody, age 51, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

•	Vice President and Chief Legal Officer of Ceridian Corporation’s Arbitron division from December 1991 to March 29, 2001

Linda Dupree, age 44, Senior Vice President, Portable People Meter (PPM) New Product Development

•	Senior Vice President of Advertiser/ Agency Services of Arbitron from March 30, 2001 to February 2003

•	Senior Vice President of Advertiser/ Agency Services of Ceridian Corporation’s Arbitron division from November 2000 to March 29, 2001

•	Vice President, Sales, of Advertiser/ Agency Services of Ceridian Corporation’s Arbitron division from November 1996 to November 2000

Janice M. Giannini, age 51, Executive Vice President and Chief Information Officer

•	Executive Vice President and Chief Information Officer of Ceridian Corporation’s Arbitron division from September 2000 to March 29, 2001

•	Director of Business Planning and Oversight for Enterprise Information Systems of Lockheed Martin Corporation, a provider of advanced technology systems, products, and services for government and commercial customers, from October 1999 to August 2000

•	Director and Chief Information Officer for Management and Data Systems of Lockheed Martin Corporation from June 1996 to September 1999

Claire L. Kummer, age 56, Executive Vice President of Operations

•	Vice President of Operations of Ceridian Corporation’s Arbitron division from November 1997 to March 29, 2001

•	Vice President of Strategy and Project Manager of Ceridian Corporation’s Arbitron division from November 1993 to November 1997

David A. Lapovsky, age 52, Executive Vice President of Worldwide Research

•	Executive Vice President of Worldwide Research for Ceridian Corporation’s Arbitron division from November 1997 to March 29, 2001

•	Executive Vice President of Operations and Research for Ceridian Corporation’s Arbitron division from May 1994 to November 1997

Kathleen T. Ross, age 50, Executive Vice President, Organization Effectiveness and Public Relations

•	Vice President of Organization Effectiveness and Public Relations of Ceridian Corporation’s Arbitron division from November 1998 to March 29, 2001

•	Vice President of Organization Effectiveness of Ceridian Corporation’s Arbitron division from July 1994 to November 1998

Marshall L. Snyder, age 60, President of Worldwide Portable People Meter (PPM) Development

•	Retired from Arbitron effective December 31, 2002

•	President of Worldwide PPM Development group for Ceridian Corporation’s Arbitron division from October 2000 to March 29, 2001

•	Executive Vice President of Cable and Worldwide PPM for Ceridian Corporation’s Arbitron division from August 2000 to October 2000

•	Executive Vice President and General Manager of Arbitron NewMedia for Ceridian Corporation’s Arbitron division and Vice President of Ceridian Corporation from February 1992 to August 2000

William J. Walsh, age 57, Executive Vice President of Finance and Planning and Chief Financial Officer

•	Executive Vice President of Finance and Planning of Ceridian Corporation’s Arbitron division and Vice President of Ceridian Corporation from June 1995 to March 29, 2001

Summary Compensation Table

      The following table shows the compensation paid by Ceridian/ Arbitron and/or its direct and indirect subsidiaries for the three fiscal years ended December 31, 2002, to (1) Arbitron’s Chief Executive Officer

and (2) each of the four most highly compensated executive officers of Arbitron, based on 2002 compensation, other than Arbitron’s Chief Executive Officer (the “Named Executive Officers”).

						Long-Term
			Annual Compensation			Compensation

					Other	Securities
					Annual	Underlying	All Other
					Compensation	Options/SARs	Compensation
Name and Principal Position	Year		Salary($)	Bonus($)	($)(1)	(#)	($)

Stephen B. Morris	2002		$453,817	$266,422	$31,398	—	$2,550	(2)
President and Chief Executive Officer	2001		435,000	456,750	28,535	375,000	3,510	(2)
	2000		304,992	288,988	32,613	—	3,030	(3)

Pierre C. Bouvard	2002		266,028	103,539	18,475	—	5,100	(2)
President of International/ New	2001		255,000	140,250	18,400	99,000	5,967	(2)
Ventures	2000		220,106	110,933	15,950	—	6,060	(3)

Marshall L. Snyder	2002		234,641	107,884	23,211	—	2,550	(2)
Former President of Worldwide PPM	2001		220,000	192,500	19,416	99,000	3,397	(2)
Development*	2000		220,000	115,500	21,439	—	3,030	(3)

William J. Walsh	2002		237,871	74,526	21,943	—	—
Executive Vice President of Finance	2001		229,778	129,000	18,378	99,000	—
and Planning and Chief Financial	2000		157,583	78,595	19,732	—	—
Officer

Owen Charlebois	2002		294,888	136,023	15,604	—	4,736	(2)
President of U.S. Media Services	2001		264,430	122,500	15,125	99,000	90,002	(4)
	2000	**	N/A	N/A	N/A	N/A	N/A

(1)	The amounts reported for each individual include an annual expense allowance, profit sharing and amounts related for reimbursement for nonbusiness travel expenses and related tax assistance paid to this individual. The expense allowance for Mr. Morris was approximately $25,000 for the three fiscal years ended December 31, 2002. The expense allowance for the other Named Executive Officers was approximately $15,000 for the three fiscal years ended 2002.

(2)	The amounts disclosed for each individual represent Arbitron’s contributions to the accounts of the named individual in Arbitron’s 401(k) plan.

(3)	The amounts disclosed for each individual represent Ceridian’s contributions to the accounts of the named individual in one of Ceridian’s 401(k) defined contribution plans.

(4)	The amount disclosed reflects reimbursement of relocation expenses of $60,002 and a hiring bonus of $30,000.

*	Mr. Snyder retired from Arbitron effective December 31, 2002.

**	Mr. Charlebois began working for Arbitron in January 2001. Therefore, there is no prior compensation information reported for Mr. Charlebois for the year 2000.

Option Grants in 2002

      There were no options granted to the Named Executive Officers in 2002.

Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

      The following table summarizes information regarding the exercise of options to purchase Arbitron common stock during 2002 by the Named Executive Officers, as well as the December 31, 2002, value of unexercised options to purchase Arbitron common stock held by the Named Executive Officers.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options/SARs		In-The-Money Options/SARs
	Shares	Value	at Fiscal Year Ended (#)		at Fiscal Year Ended ($)(1)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen B. Morris	41,701	$1,032,927	555,360	249,999	$5,886,330	$3,049,988
Pierre C. Bouvard	28,500	367,733	86,650	66,000	627,850	805,200
Marshall L. Snyder	13,344	199,493	164,053	—	1,618,970	—
William J. Walsh	6,672	157,279	103,890	66,000	984,432	805,200
Owen Charlebois	—	—	33,000	66,000	402,600	805,200

(1)	Represents the difference between the market value (closing price on the NYSE) of Arbitron common stock on December 31, 2002, and the exercise price of in-the-money options, before payment of applicable income taxes.

Pension Plans

      Arbitron has established a voluntary, tax-qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. The plan provides a separate “SBC benefit formula” applicable to employees covered by a benefits agreement between Ceridian and International Business Machines Corporation. Because the Internal Revenue Code limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian benefit equalization plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay benefit equalization plan benefits.

      The following table shows estimated annual benefits payable under the pension plan and the benefit equalization plan to an employee who retires in 2003 at age 65:

Pension Plan Table

	Years of Credited Service

Remuneration	15	20	25	30	35	40

$200,000	$45,042	$60,056	$75,070	$90,083	$102,083	$114,083
300,000	69,042	92,056	115,070	138,083	156,083	174,083
400,000	93,042	124,056	155,070	186,083	210,083	234,083
500,000	117,042	156,056	195,070	234,083	264,083	294,083
600,000	141,042	188,056	235,070	282,083	318,083	354,083
800,000	189,042	252,056	315,070	378,083	426,083	474,083
1,000,000	237,042	316,056	395,070	474,083	534,083	594,083

      Annual compensation for purposes of the pension plan and the benefit equalization plan consists of salary and any annual bonus paid during the year, less the amount contributed by the employee to the pension plan that year on a pretax basis. Compensation for 2002 covered by these plans for the Named Executive Officers who participate in the pension plan and benefit equalization plan was as follows: Mr. Morris: $882,851; Mr. Walsh: $367,571; and Mr. Snyder: $412,460. Messrs. Bouvard and Charlebois are not eligible to participate in the pension plan or the benefit equalization plan. For purposes of the pension plan and the benefit equalization plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

      As of December 31, 2002, years of credited service for the Named Executive Officers were as follows: Mr. Morris: eight years; Mr. Walsh: 38.39 years; and Mr. Snyder: 35.08 years.

      Benefit amounts in the Pension Plan Table above are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts. Mr. Walsh is eligible for benefits as computed under the SBC benefit formula. This formula generally provides for benefits slightly lower than those shown in the table above.

401(k) Plan

      Arbitron has established a 401(k) plan that permits participating employees to contribute a portion of their compensation to the plan on a pretax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

      The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

      While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump-sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant.

      Arbitron retains the right to amend or terminate the 401(k) plan at any time.

Deferred Compensation Plan

      Right to Defer Compensation. Ceridian maintained a nonqualified deferred compensation plan. Arbitron established a similar deferred compensation plan effective January 1, 2001. The accounts of four Arbitron employees who were participants in the Ceridian plan were transferred to the Arbitron plan. The Arbitron plan was immediately closed to further participation by Arbitron employees, including those with existing accounts, on January 1, 2001.

      Distributions. Distributions of deferred credit account balances will normally be made only upon a participant’s severance, retirement or disability, and will generally be made in a lump-sum payment except in circumstances relating to retirement or disability for which a participant can elect payment in annual installments of five, 10 or 15 years. However, in-service distributions are permitted.

      Effect of Death of a Participant. Upon the death of a participant, the entire balance of the participant’s accounts will be paid to the beneficiary(ies) designated by the participant, plus an insurance benefit equal to two times the deferred compensation.

      Administration of the Plan. The plan is administered by a person or committee designated by Arbitron who has the discretionary authority to adopt rules, policies, practices or procedures with respect to the plan as it may deem necessary or advisable.

      Amendment and Termination of the Plan. Arbitron reserves the right to amend or terminate the plan at any time, except that no amendment or termination may adversely affect the rights of the participants with respect to amounts deferred prior to the amendment or termination.

Executive Employment Agreements and Change of Control Agreements

     Executive Employment Agreements

      Mr. Morris currently has an employment agreement with Arbitron. None of the other Named Executive Officers of Arbitron have an employment agreement with Arbitron, but three of them have retention agreements as described below. Mr. Morris’s agreement contains provisions regarding protection of confidential information, rights in any intellectual property created by him, restrictions on competition and change of control compensation.

      The agreement with Mr. Morris expires on the later of April 1, 2004, or two years after a change of control of Arbitron occurring before that date. The agreement with Mr. Morris automatically renews for successive three-year terms upon expiration. Mr. Morris’s annual base salary is required to be a minimum of $435,000 under the agreement.

      If Arbitron terminates the agreement with Mr. Morris without cause and the termination is not a change of control termination, Mr. Morris will be entitled to receive payment equal to two years’ base salary and two times the bonus, if any, that Mr. Morris would have received for the year in which the termination occurs at the higher of the target award applicable to the year in which the termination occurs or the average of the actual bonuses paid for the last three fiscal years. In addition, the agreement with Mr. Morris also contains provisions with regard to payments to be made if termination occurs due to death or disability. If Mr. Morris experiences a change of control termination, he will be entitled to receive a lump-sum payment that is equal to three times each of the following:

•	12 months of base salary;

•	the bonus that Mr. Morris would have received at the target level under all applicable Arbitron bonus plans for the year in which the termination occurs at the target award level applicable for the year in which the termination occurs; and

•	the annual cash expense allowance.

      For two years following a termination without cause or for three years or until reemployment with benefits following a change of control termination, Mr. Morris shall be provided with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he was entitled to on the day before the termination.

      The agreement with Mr. Morris provides him with the opportunity to receive additional supplemental retirement benefits. The amount of annual supplemental retirement benefits provided under the agreement is determined substantially by multiplying the number of years of employment, giving credit from 1994, by a percentage of Mr. Morris’s final average earnings and subtracting from this gross amount an offset amount to produce the annual benefit that actually would be payable. The offset amount consists of the annual amounts payable to Mr. Morris under the Arbitron Inc. Retirement Plan (a tax-qualified, defined benefit plan), the Arbitron benefit equalization plan and the tax-qualified pension plan of any of Mr. Morris’s previous employers. If Mr. Morris experiences a change of control termination, Mr. Morris will receive credit adding three years to age and service for purposes of determining the supplemental pension payable under the agreement.

      The term “change of control termination” means the termination of Mr. Morris’s employment with Arbitron, by Arbitron or the executive, within two years after a change of control for any reason other than conduct that constitutes fraud, theft, embezzlement or an intentional violation of law involving moral turpitude. A change of control termination includes termination of employment within two years after a change of control by reason of death or disability.

      Upon a change of control, the vesting and exercisability of stock options and the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate.

      Further, upon a change of control, whether or not there is a change of control termination, all of Mr. Morris’s options granted prior to January 1, 2003 (“Eligible Options”) will fully and immediately vest and Mr. Morris will be entitled to a cash payment equal to the sum of:

•	the product obtained by multiplying the number of unexercised option shares granted to Mr. Morris prior to January 1, 2003, by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options; and

•	the Black-Scholes termination value of those options.

      The term “Black-Scholes termination value” will mean, with respect to each Eligible Option, the difference between:

•	the Black-Scholes value of the Eligible Option had it continued for its entire term, such value determined as of the date of the change of control, using

•	a share price equal to the value per share of the consideration received in the change of control transaction;

•	a volatility input equal to the measured daily volatility for the 180 days ending on the specified date;

•	an interest rate equal to the rate on 10-year Treasury constant maturities (zero coupon bonds) for the date of consummation of the change of control, as published by the Federal Reserve; and

•	the product obtained by multiplying the number of unexercised Eligible Options by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options.

      For the purposes described above, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 25% of Arbitron’s voting securities;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

      If payments to Mr. Morris under the employment agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code, Mr. Morris would receive an additional payment to compensate for the imposition of the tax. The payment shall be in an amount such that after the payment of all taxes, income and excise, Mr. Morris will be in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.

Retention Agreements

      Messrs. Bouvard, Snyder and Charlebois have entered into retention agreements with us that provide for severance payments under some circumstances and for payments with respect to stock options upon a change of control.

      The agreements provide that if the executive officer is terminated other than for cause and the termination is not a change of control termination, the executive will receive a lump-sum cash payment in the amount of 12 months of base salary and bonus if the executive has fewer than 15 years of service, or 15 months of base salary and bonus if the executive has 15 or more years of service. The agreements provide that following a change of control termination, the executive will be entitled to receive a lump-sum payment that is equal to 18 months of base salary and bonus if the executive has fewer than 15 years of service, or 21 months of base salary and bonus if the executive has 15 or more years of service. (For purposes of the Retention Agreements, change of control termination excludes the executive’s failure to perform the duties reasonably assigned by the Chief Executive Officer.)

      In addition, the executive shall be provided, for a period of between 12 and 21 months following termination without cause or a change of control termination, or, if sooner, until reemployment with equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he was entitled to on the day before the termination.

      Upon a change of control, the vesting and exercisability of stock options and the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate.

      Upon a change of control, the executive will be entitled to a cash payment equal to the sum of:

•	the product obtained by multiplying the number of unexercised option shares granted to the executive prior to January 1, 2003, by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options; and

•	the Black-Scholes termination value of those options.

      For these purposes, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 51% of Arbitron’s voting securities;

•	ownership by a person or group acting in concert of between 25% and 50% of Arbitron’s voting securities, if such ownership was not approved by Arbitron’s Board of Directors;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitutes a change of control.

      If payments to an executive would result in imposition of an excise tax under section 4999 of the Internal Revenue Code, the executives will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment shall be in an amount such that after payment of all taxes, excise and income, the executive will be in the same aftertax position as if no excise tax under the Internal Revenue Code had been imposed.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      Presented below is a line graph comparing the total stockholder return of Arbitron common stock with the total return of the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index starting on April 2, 2001, the date on which Arbitron’s common stock commenced trading on the New York Stock Exchange. This graph assumes that $100 was invested in Arbitron’s common stock, the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index on April 2, 2001, and that all dividends were reinvested.

		S&P Small Cap	NYSE Composite
Measurement Period	Arbitron Inc.	600 Index	Index

April 2, 2001 - Measurement Point	$100.00	$100.00	$100.00

December 31, 2001	$150.11	$117.36	$100.09

December 31, 2002	$147.25	$100.19	$ 80.24

REPORT OF COMPENSATION AND HUMAN RESOURCES COMMITTEE

      This report describes the compensation philosophy of Arbitron. The Compensation and Human Resources Committee, of which the undersigned are members, is responsible for establishing and administering the compensation program for Arbitron’s executive officers. All committee members are non-employee directors of Arbitron. The Committee met two times in 2002.

Compensation Philosophy

      The executive compensation program is designed to:

•	compete aggressively with other companies;

•	reward superior performance with superior levels of compensation; and

•	align the interests of senior management with the interests of Arbitron’s stockholders.

      The executive compensation program is composed of three elements:

•	base salary;

•	annual incentive bonus; and

•	long-term incentive compensation.

      The compensation philosophy for Arbitron executives is to target base salaries at or around the 50th percentile of the competitive market data and target total direct compensation (base salary, bonus and long-term incentives) at or above the 75th percentile for achieving superior performance goals.

      The committee also determines the performance goals for incentive compensation plans in conjunction with the Board’s approval of strategic and operating plans.

      Each year the committee receives information regarding competitive compensation levels and practices for positions comparable to Arbitron’s executive officer positions. This information is obtained from nationwide compensation survey information that is collected and evaluated internally by management and by independent consulting firms. The committee also may receive advice from an independent, nationally recognized, compensation-consulting firm. Based on this comparative information, the committee generally targets base salary, total cash compensation (salary plus annual bonus) and long-term incentive compensation for each executive officer position to fall within a range between the 50th and 75th percentiles of the relevant marketplace.

Base Salary

      The annual determination of an executive officer’s salary is based on the committee’s assessment of the following factors:

•	responsibilities of the position;

•	competitive practice;

•	performance and experience of the executive; and

•	relative internal relationships.

      The 2002 base salaries established for executive officers were generally within the target range described above.

Annual Incentive Bonus

      The annual determination of an executive officer’s targeted bonus is based on the committee’s assessment of the same factors considered with respect to determining base salary and the philosophy regarding performance-based compensation.

      For 2002, the target bonus percentage established for executive officers (other than Mr. Morris) ranged from 40% to 50% of base salary.

Long-Term Incentive Compensation

      Long-term incentives for executive officers consist primarily of awards of stock options. The determination of an executive officer’s option award, within the range prescribed for his or her position, is based on the committee’s subjective assessment of the following factors:

•	responsibilities of the position;

•	performance and experience of the individual; and

•	past option awards made to the individual.

Chief Executive Officer Compensation

      Mr. Morris’s base salary for 2002 of $456,744 was established pursuant to the employment agreement entered into by Arbitron with Mr. Morris, the compensation terms of which were reviewed by the committee. Mr. Morris’s bonus for 2002 was $266,422, or 58% of his base salary. Achievement of the bonus was dependent upon a number of factors, including meeting certain levels of earnings per share, revenue and PPM development goals.

Deductibility of Executive Compensation

      The committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted will be characterized as performance-based under the Section, the Committee believes that the Section will not reduce any tax deduction available to Arbitron.

Submitted by the Compensation and
Human Resources Committee

Erica Farber, Chair
Philip Guarascio
Luis G. Nogales

Compensation Committee Interlocks and Insider Participation

      Erica Farber, Philip Guarascio and Luis G. Nogales serve on the Compensation and Human Resources Committee of Arbitron. No relationships exist between Arbitron and any of these individuals that would be required to be disclosed under the rules of the Securities Act of 1933.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed the audited consolidated financial statements of Arbitron for fiscal year 2002 with Arbitron’s management, and also has discussed with KPMG LLP, Arbitron’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP the independence of KPMG LLP from Arbitron. In addition, the Audit Committee has considered whether the provision of nonaudit services, and the fees charged for such nonaudit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from Arbitron, and determined that they are compatible with independence. The Audit Committee has also amended its existing charter. A copy of the amended Charter is attached hereto as Exhibit A.

      Based on the foregoing, the Audit Committee recommended to Arbitron’s Board of Directors that the audited consolidated financial statements of Arbitron for fiscal year 2002 be included in Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2002.

Submitted by the Audit Committee of the
Board of Directors

Kenneth F. Gorman, Chair
Larry E. Kittelberger
Richard A. Post

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

      The following table sets forth the number of shares of Arbitron common stock beneficially owned as of April 10, 2003, directly or indirectly, by (i) Arbitron’s directors, (ii) the Named Executive Officers, and (iii) Arbitron’s directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 10, 2003.

	Shares of
	Arbitron Common	Percent of Arbitron
Name of Individual	Stock Beneficially	Common Stock
or Identity of Group	Owned(1)	Owned(2)

Directors:
Stephen B. Morris(3)	634,717	2.09%
Erica Farber(3)	23,160	*
Kenneth F. Gorman(3)	27,127	*
Philip Guarascio(3)	23,652	*
Larry E. Kittelberger(3)	24,486	*
Luis G. Nogales(3)	22,680	*
Richard A. Post(3)	25,303	*
Lawrence Perlman(3)	169,370	*

Named Executives:
Pierre C. Bouvard(3)	120,600	*
Marshall L. Snyder(3)	132,635	*
William J. Walsh(3)	137,271	*
Owen Charlebois(3)	67,442	*
All Executive Officers and Directors as a Group (18 persons)(3)	1,825,293	5.79%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 10, 2003. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 10, 2003, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options for Mr. Morris to purchase 630,319 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Ms. Farber to purchase 20,660 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Gorman to purchase 25,127 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Guarascio to purchase 22,652 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Kittelberger to purchase 24,486 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Nogales to purchase 22,680 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Post to purchase 24,303 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Perlman to purchase 168,547 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Bouvard to purchase 119,650 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Snyder to purchase 131,053 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Walsh to purchase 136,890 shares of common stock exercisable within 60 days from April 10, 2003; includes options for Mr. Charlebois to purchase 66,000 shares of common stock exercisable within 60 days from April 10, 2003; and includes options for all executive officers and directors as a group to purchase 1,804,358 shares of common stock exercisable within 60 days from April 10, 2003.

Stock Ownership of Arbitron’s Principal Stockholders

      The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, by each person known to Arbitron to own beneficially more than 5% of Arbitron’s outstanding common stock. This information is based upon the beneficial ownership of these persons of Arbitron common stock reported to Arbitron as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission by these persons. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 10, 2003.

	Amount and Nature of	Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership	Stock Owned

Barclays Global Investors, NA
45 Fremont Street
San Francisco, California 94105	2,039,939(1)	6.86%
Capital Research and Management Company
333 South Hope Street
Los Angeles, California 90071	1,715,880(2)	5.77%
First Manhattan Co.
437 Madison Avenue
New York, New York 10022	1,710,120(3)	5.75%

(1)	As reported on Schedule 13G dated February 12, 2003. These securities are held by subsidiaries of Barclays Global Investors, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited and Barclays Private Bank and Trust Limited (Sussie). Represents sole power to vote or direct the vote of 2,039,939 shares and sole power to dispose or direct the disposition of 2,039,939 shares.

(2)	As reported on Schedule 13G dated February 13, 2003. These securities are beneficially owned by the named parties as a result of the named parties’ advisory and other relationships with the persons who own the shares. Represents sole power to dispose or to direct the disposition of 1,715,880 shares.

(3)	As reported on Schedule 13G dated February 14, 2003. Represents sole power to vote or direct the vote of 21,000 shares, shares power to vote or to direct the vote of 1,617,450 shares, sole power to dispose or to direct the disposition of 21,000 shares and shared power to dispose or to direct the disposition of 1,689,120 shares. First Manhattan Co. disclaims dispositive power as to 9,700 of such shares and beneficial ownership as to 14,900 of such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There were no transactions between Arbitron and its directors, executive officers and 5% stockholders in 2002.

INDEPENDENT AUDITORS AND AUDIT FEES

      The Board has selected KPMG LLP, our present auditors, to audit Arbitron’s accounts for the year ending December 31, 2003.

      The Board has requested that representatives of KPMG LLP attend the annual meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

      The following table sets forth the aggregate fees billed to Arbitron for the fiscal years ended December 31, 2002, and 2001 by KPMG LLP:

	2002	2001

Audit Fees	$184,000	$163,000

Audit-Related Fees
Benefit Plan Audits	25,000	—
Consents for SEC Filings	9,000	—
Consulting: accounting and reporting for acquisitions	—	20,000
Consulting: accounting for interest rate swap	—	3,000

Total Audit-Related Fees	34,000	23,000

Tax Fees
Tax Advice	41,000	—
U.K. tax-related services	6,000	26,000

Total Tax Fees	47,000	26,000

Total Fees to Independent Auditors	$265,000	$212,000

OTHER MATTERS

Arbitron Mailing Address

      Our current mailing address is 142 West 57th Street, New York, New York 10019.

Multiple Shareholders Sharing the Same Address

      We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Arbitron’s Treasury Manager at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive, Columbia, Maryland 21046. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Arbitron’s Treasury Manager in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

      If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver it in writing to Dolores L. Cody, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Corporate Secretary, by December 19, 2003.

      Any other matters proposed to be submitted for consideration at next year’s annual meeting must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 or more than 120 days prior to the 2004 annual meeting. The proposal must contain specific information required by our bylaws, a copy of which can be obtained by writing to our Corporate Secretary.

Director Nominations

      In accordance with procedures set forth in our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as provided above. The notice must set forth:

•	All of the information required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for the election of directors;

•	The nominee’s business and residence address; and

•	Name and record address of, and number of shares of Arbitron common stock held by, the stockholder making the nomination.

Proxy Solicitation

      We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2003 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable expenses in doing so. Certain of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than 10% of a registered class of equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. All the directors and executive officers of Arbitron were reporting persons in 2002. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for 2002 or written representations that no reports were required, we believe that our directors, executive officers and such persons who own more than 10% of our common stock complied with all filing requirements for 2002.

Annual Report

      Copies of our Annual Report for the year ended December 31, 2002, are being distributed to our stockholders simultaneously with the delivery of this proxy statement.

EXHIBIT A

Charter of the

Audit Committee

I.     Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance.

•	Monitor the independence, qualifications and performance of the Company’s independent auditors and the internal audit function, which may be accomplished through third parties.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing function, and the Board of Directors.

•	Retain the Company’s independent auditors and preapprove any audit and nonaudit services to be provided by the independent auditors.

•	Establish procedures for receipt, retention and resolution of complaints concerning internal controls, auditing and accounting matters.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the Company, independent auditors and investment advisers as well as anyone in the Company. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties, on the same terms as if the retention were authorized by the Board of Directors.

II.     Committee Composition and Meetings

      Audit Committee members shall meet the independence, experience and financial expertise requirements of the New York Stock Exchange as in effect from time to time. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

      Audit Committee members and the Audit Committee Chair shall be appointed by the Board on recommendation of the Nominating and Board Governance Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      Members of the Audit Committee shall only receive compensation in the form of directors’ fees from the Company for serving on the Audit Committee. No fees shall be paid to an Audit Committee member or to the company or firm that the Audit Committee member is employed by, for services as a consultant or legal or financial adviser. Directors’ fees may be in the form of cash, stock and/or company stock options or other in-kind consideration ordinarily available to directors.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should annually meet separately and privately in executive session with management, the independent auditors, the internal auditors and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.     Committee Responsibilities and Duties

  A.     Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

      2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

      3. In consultation with management, the independent auditors and the persons performing the internal auditing function, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the persons performing the internal auditing function together with management’s responses, including the status of previous recommendations.

      4. Review with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings, the Company’s quarterly financial statements (including the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Certifications of the Chief Executive Officer and the Chief Financial Officer required to be filed under Sarbanes-Oxley), the earnings press releases and financial information and earnings guidance provided to analysts and rating agencies prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see Item III.B.6. below).

      5. Prepare annually a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

      6. The Committee should review with management guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

      7. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

      8. Nothing contained in this Charter is intended to create, or shall be construed as creating, any responsibility or liability for the members of the Committee except to the extent otherwise provided under Delaware Law, which shall continue to set the legal standard for the conduct of the members of the Committee.

  B.     Independent Auditors

      1. The independent auditors are ultimately accountable to the Committee. The Committee shall review the independence and performance of the independent auditors. The Committee has sole authority with respect to hiring and firing the Company’s independent auditors.

      2. Approve the fees and other significant compensation to be paid to the independent auditors.

      3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

      4. Review the independent auditors’ audit plan and engagement letter – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      5. The Committee shall regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management and management’s response.

      6. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      7. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

      8. At least annually, the Committee should obtain and review a report by the independent auditors describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditor and the Company.

  C.     Internal Audit Function and Legal Compliance

      1. Review all internal audit functions including review of the audit budget, audit plan, changes in the audit plan, activities, organizational structure and qualifications of the internal audit function whether performed by internal or external resources, as needed.

      2. Review the appointment, performance and replacement of the senior internal audit executive or third party performing the internal audit functions.

      3. Review significant reports prepared by the internal audit function together with management’s response and follow-up to these reports.

      4. On at least an annual basis, review with the Company’s counsel any legal matters that could have a material impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. In addition, review with Company’s Legal Counsel and management the Company’s insurance coverage, pension funding and conflict-of-interest employee statements.

  D.     Other Committee Responsibilities

      1. Conduct an annual performance and self-evaluation of the Committee.

      2. Maintain minutes of meetings and regularly report to the Board of Directors on significant results of the foregoing activities.

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ARBITRON INC.

PROXY CARD

This proxy is solicited on behalf of the Board of Directors

of Arbitron Inc. for the annual meeting of stockholders on May 20, 2003.

      The undersigned hereby appoints William J. Walsh and Dolores L. Cody and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of the stockholders to be held on May 20, 2003, and at any adjournment or postponement thereof all of the undersigned’s shares of stock of Arbitron Inc. held of record on April 10, 2003, in the manner indicated on the reverse side hereof.

      You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

(Continued, and to be signed and dated on the reverse side.)

ARBITRON INC.
P.O. BOX 11367
NEW YORK, NY 10203-0367

☐ (Please sign, date and return this proxy card in the enclosed envelope.)	☒ Votes MUST be indicated (x) in Black or Blue Ink.

The Board of Directors recommends a vote FOR each of the nominees for director.

The undersigned hereby instructs said proxies or their substitutes to:

1. Election of eight (8) directors			If you wish to have your votes on all matters kept confidential in accordance with Arbitron
FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐	Inc. policy, check this box. ☐
listed below	for all nominees listed below
Nominees: 01 — Erica Farber, 02 — Kenneth F. Gorman, 03 — Philip Guarascio, 04 — Larry E. Kittelberger, 05 — Stephen B. Morris, 06 — Luis G. Nogales, 07 — Lawrence Perlman, 08 — Richard A. Post.			To change your address, please mark this box. ☐
(INSRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)			To include any comments, please mark this box. ☐
*Exceptions

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when executed will be voted in the manner directed hereby by the undersigned stockholder(s). If no direction is made, this proxy will be voted for proposal 1. All former proxies are hereby revoked.
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